Exhibit 10.159

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

MTV LEASE AGREEMENT

This MTV Lease Agreement (this “Lease”) is made as of the 6th day of January, 2006, by and between MICRON TECHNOLOGY, INC., a Delaware corporation (hereinafter referred to as the “Landlord”), and IM FLASH TECHNOLOGIES, LLC, a Delaware limited liability company (hereinafter referred to as “Tenant”).

RECITALS

A.            Landlord and Intel Corporation (“Intel”) entered into that certain Master Agreement dated as of the 18th day of November, 2005 (the “Master Agreement”) with respect to the formation of Tenant;

B.            Pursuant to the Master Agreement, Landlord and Intel entered into that certain Limited Liability Company Operating Agreement dated as of the 6th day of January, 2006 (the “Operating Agreement”), pursuant to which Landlord and Intel set forth their agreement regarding the operation of Tenant, of which Landlord and Intel are each Members (as defined in the Operating Agreement);

C.            Pursuant to the Master Agreement, Landlord and Tenant have entered into that certain Manufacturing Services Agreement as of the 6th day of January, 2006 (the “Manufacturing Services Agreement”), which controls Landlord’s and Tenant’s relationship with respect to certain services provided by Landlord in connection with the manufacture and production of certain product described in the Manufacturing Services Agreement (the “Product”);

D.            Landlord is the owner of a wafer fabrication building (the “Building”) situated on a parcel of land located in Manassas, Virginia, more particularly described on Exhibit A attached hereto (the “Land”; the Building and the Land collectively, the “MTV Site”);

E.             The Building consists of two modules, known as “Module 1” and “Module 2”, each of which contains approximately 78,000 square feet of clean room space;

F.             Pursuant to the Operating Agreement, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, Module 1, which is depicted on Exhibit B attached hereto (the “Premises”);

NOW, THEREFORE, in consideration of the mutual premises, covenants, terms and conditions herein contained and intending to be legally bound, Landlord and Tenant hereby agree as follows:

ARTICLE 1

GRANT

1.1                       Premises.  Subject to the provisions of the Operating Agreement and the Manufacturing Services Agreement, Landlord, in consideration of its membership interest in Tenant, does hereby lease the Premises to Tenant.  The configuration of the Premises within the

Building may be modified from time to time by mutual agreement of Landlord and Tenant.  Tenant acknowledges that Landlord retains the right to use up to 1,000 square feet of the Premises as shown on Exhibit B for the operation of DRAM tools used in connection with Landlord’s manufacturing activities in Module II of the Building.

1.2                       Common Areas.  Tenant shall have the nonexclusive right, in common with Landlord and any other occupants of the Building and the Land, to use (1) the public and common areas of the Building and any other building amenities or facilities which are necessary in connection with the manufacturing of Product as provided by the Manufacturing Services Agreement or as otherwise contemplated by the Manufacturing Services Agreement; and (2) any entrances, stairs, rights of pedestrian and vehicular ingress, egress and access, elevators, driveways, alleys, fire corridors, public restrooms, cafeterias, parking lots, and loading docks within the Building or located on the Land that are generally necessary in connection with the manufacturing of Product as provided by the Manufacturing Services Agreement, all upon the terms and conditions hereinafter set forth (collectively, the “Common Areas”).  Landlord shall be responsible at its expense to maintain the Common Areas in accordance with Landlord’s standard of maintenance existing on the date hereof.

1.3                       Rights Retained by Landlord.  Subject to the provisions of the Manufacturing Services Agreement, Landlord hereby reserves the following rights with respect to the Common Areas:  to establish reasonable and non-discriminatory rules and regulations for the use thereof; to use or permit the use by others to whom Landlord may have granted such rights; to close all or any portion thereof as may be deemed necessary by Landlord to prevent a dedication thereof or the accrual of any rights by any person or the public therein; and to change the layout of the Common Areas, including the right to reasonably add to or subtract from their shape and size, whether by the addition of Building improvements or otherwise, provided in all such cases reasonably equivalent access to the Premises shall be maintained.

1.4                       Condition of Premises.  The Parties acknowledge that the Premises need to be improved by Landlord as specified in Exhibit C attached hereto so that the Premises will be ready for the installation of the Tenant’s manufacturing tools (as defined therein, the “Improvements”).  At such time as the Improvements have been completed by Landlord and Tenant has approved the Improvements in accordance with the sign off procedures provided below, Tenant shall take possession of the Premises.  Tenant will be deemed to have approved the Improvements when all of the following sign off procedures are completed:

(a)           Landlord shall have provided written notification to the Tenant that the clean room ballrooms, bay and chases have been certified by Landlord’s micro contamination team to have met Landlord’s design parameters for the Premises;

(b)           Landlord and/or its contractor(s) shall have provided written notification that the tool utility generation and distribution systems have been installed, are operating as designed, and are ready for tool connection;

(c)           Landlord shall have provided written notification to Tenant that its facilities technicians are all trained in the operation and maintenance of the systems that are part of the Improvements;

(d)           Landlord shall have provided written notification to Tenant that the bulk and process chemical and gas systems have been correctly installed and qualified as required for the NAND manufacturing process chemistry used to manufacture the Product; and

(e)           Landlord shall have provided to Tenant a copy of the certificate of occupancy for the Premises.

Following receipt of the notification pursuant to Subsection (a) and while the approval process continues, Tenant may commence installation of its manufacturing tools.

ARTICLE 2

LEASE TERM

2.1                       Term.  The term of this Lease (the “Term”) shall begin on the date hereof (the “Commencement Date”) and continue for a period of ten (10) years and thereafter until the Liquidation Date, as defined in the Operating Agreement (the “Expiration Date”); provided, however, that the Term shall terminate on the earlier to occur of (i) a Liquidation Date that occurs prior to the Expiration Date, (ii) the termination or expiration of the Manufacturing Services Agreement, (iii) the date on which the closing of the Micron [***] Purchase Option, as defined in the Operating Agreement, occurs, or (iv) the “Minority Closing” as defined in the Operating Agreement.

ARTICLE 3

RENT

3.1                       Rent.  Landlord and Tenant acknowledge and agree that the consideration for this Lease recited in the Operating Agreement constitutes valuable and adequate consideration for this Lease, and that, except as otherwise expressly set forth in Section 3.2 below, no further payment from Tenant shall be required hereunder.

3.2                       Other Amounts.  Landlord and Tenant acknowledge that Tenant’s share of the costs incurred by Landlord hereunder (including, for example, Real Estate Taxes as hereinafter defined, personal property and other ad valorem taxes paid by Landlord as referred to in Section 4.2, services, utilities, insurance and maintenance), shall be reimbursed by Tenant as a component of the costs of production pursuant to the terms of the Manufacturing Services Agreement.  Nothing in this Lease shall be construed as limiting or precluding the allocation of any costs or expenses as provided for in the Manufacturing Services Agreement, including, without limitation, any references herein that Landlord is obligated to provide a certain thing or that an obligation is at the expense of or at the cost of Landlord.  No other costs besides those charged pursuant to the Manufacturing Services Agreement will be imposed on Tenant for occupation and use of the Premises pursuant to this Lease.

ARTICLE 4

TAXES

4.1                       Real Estate Taxes.  Landlord shall pay, prior to delinquency, all real estate taxes and assessments, general or special, which at any time during the Term may be assessed,

levied, imposed upon, or grow or become due and payable out of or in respect of, the Premises (the “Real Estate Taxes”).

4.2                       Personal Property Taxes.  Landlord and Tenant shall cooperate in the filing of personal property tax returns and payment of all taxes, charges, and other governmental impositions assessed against, or levied upon, Tenant’s trade fixtures, furnishings, equipment, and other personal property, if any (collectively, “Tenant’s Personal Property”), located upon the Premises.  Notwithstanding the preceding sentence, the Party to this Agreement that is the owner of record of Tenant’s Personal Property shall pay, prior to delinquency, all aforementioned taxes, charges and other governmental impositions assessed against Tenant’s Personal Property.

ARTICLE 5

BUILDING SERVICES

5.1                       Services.  Landlord shall furnish all of the services to Tenant that are necessary for its operations and production of the Product on the Premises, in each case during such times and in such amounts and pursuant to such standards as provided in the Manufacturing Services Agreement, including but not limited to the following services:  (i) heating, ventilating and air conditioning; (ii) all utilities, including, without limitation, electricity, natural gas, telephone and water both for production and for sanitary uses; (iii) oil free (or clean dry) air, vacuum, specialty gases, ultra pure water, acid waste neutralization system and any other waste water treatment system within the Building, (iv) janitor service; (v) security (vi) exhaust and abatement systems; and (vii) maintenance of (A) the structural elements of the Building, (B) the communications and network wiring serving the Building, (C) the mechanical, electrical, plumbing and fire/life safety systems serving the Building in general, (D) the Common Areas, and (E) the Building in general, including without limitation the roof thereof.

5.2                       Interruption of Services.  Landlord shall be liable to Tenant as a result of the interruption of any services provided pursuant to Section 5.1 only (i) to the extent that such interruption is caused by Landlord, any of its agents, partners, employees, invitees or contractors, and (ii) by a claim brought under the Manufacturing Services Agreement, which claim shall be subject to limitations set forth in Article 12 thereof.

ARTICLE 6

USE; COMPLIANCE WITH LAWS

6.1                       Use.  Tenant agrees that it shall occupy and use the Premises only for the purposes as contemplated by the Manufacturing Services Agreement and ancillary uses and for no other purposes (the “Permitted Use”).  Landlord shall provide and maintain all occupancy related licenses and permits legally necessary for the operation of the business within the Building, which excludes, without limitation, any intellectual property licenses relating to Tenant’s business.  Tenant acknowledges that Landlord shall have access to and shall use the Premises as provided in the Manufacturing Services Agreement.

6.2                       Compliance with Law. Tenant shall comply with all Applicable Laws as defined in the Master Agreement in its use of the Premises.

6.3                       Compliance with Insurance Requirements.  Tenant further agrees to obey and fully comply with all requirements and provisions of any and all insurance policies which Landlord maintains, and shall not make or permit any use of the Premises, or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations.

6.4                       No Tenant Duties.  Landlord acknowledges and agrees that Tenant shall have no duties or obligations with respect to the repair and/or maintenance of the Premises and that, except as may be otherwise provided in the Manufacturing Services Agreement, Landlord is solely responsible for the operations within the Premises.  Notwithstanding the foregoing, Landlord acknowledges and agrees that any officer or employee of Tenant may, at any time, have access to the Premises.

ARTICLE 7

TENANT’S INSURANCE AND INDEMNITY

7.1                       Property Insurance.  Except as set forth in Section 7.3, at its expense, Tenant shall maintain property insurance insuring Tenant’s tenant improvements in the Premises and Tenant’s personal property against loss due to causes typically insured against under “all risk” or “special causes of loss” policy forms, at a limit equal to the full insurable replacement cost of such improvements and personal property, with coinsurance waived and permitting the insured to waive subrogation rights prior to loss.

7.2                       Liability Insurance.  Except as set forth in Section 7.3, at its expense, Tenant shall, commencing on the first day of the Term and continuing throughout the entire Term maintain or cause to be maintained, under the provisions of the Manufacturing Services Agreement or otherwise, for the benefit of Landlord, Landlord’s lender, if any, and Tenant as their interests may appear, a comprehensive commercial public liability insurance policy against such risks as are customarily insured against which arise out of the use, occupancy, repair, maintenance or alteration of the Premises and all areas appurtenant thereto, including liability for the acts of Tenant’s independent contractors with regard to any activities of such independent contractors.  Such insurance shall have a minimum limit of ten million dollars ($10,000,000) per occurrence for bodily injury and property damage combined.

7.3                       Member Insurance Programs.  Upon mutual agreement of the parties, Tenant may satisfy its obligations under Section 7.1 and/or Section 7.2 by policies issued under any corporate insurance program(s) maintained by any of Tenant’s members.

7.4                       Notice of Cancellation.  Reasonable efforts will be made to have all insurance required to be carried under this Article 7 not be subject to cancellation or material change without at least thirty (30) days’ prior notice to Landlord and Landlord’s lender, if any, and such insurance shall be with insurance companies reasonably acceptable to Landlord and Landlord’s lender, if any, and shall name Landlord, Landlord’s lender, if any, and Tenant as insureds, as their interests may appear.

7.5                       Evidence of Insurance.  Prior to the commencement of the Term of this Lease, or as soon as is reasonably practicable after that date, Tenant shall provide at Landlord’s request to Landlord and Landlord’s lender, if any, certificates of the insurance policies referred to in this Article 7.  Tenant also shall furnish annually, to Landlord and Landlord’s lender, if any, throughout the Term, certificates of renewals of such policies.

7.6                       Landlord’s Rights.  If Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Lease, the insurance required under this Article 7, Landlord may (but without obligation to do so), without notice to Tenant, perform such obligations on behalf of Tenant, and the cost thereof shall immediately become due and payable to Landlord.

7.7                       Indemnity of Landlord by Tenant.  Subject to the provisions of the Manufacturing Services Agreement, Tenant shall indemnify, defend and save Landlord, its affiliates, partners, shareholders, members, directors, officers, employees and agents harmless from and against all losses, claims, costs, liabilities, fines and penalties of any nature (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising or occurring, from and after the date of this Lease, out of (i) Tenant’s failure to comply with the terms and conditions set forth in this Lease, (ii) any personal injury or death, damage to or destruction of the Land or Building caused by the gross negligence or willful acts or omissions of Tenant or its representatives and/or (iii) any other Claim made by any affiliate, partner, member, director, officer, employee, visitor, invitee, licensee or lessee of Tenant against Landlord arising out of Tenant’s use of the Land or Building; provided, however, that for the purposes of this section, in no event shall the actions or omissions of Landlord pursuant to the Manufacturing Services Agreement be deemed to be gross negligence or willful acts or omissions of Tenant.

ARTICLE 8

LANDLORD’S INSURANCE REQUIREMENTS

8.1           Property Insurance.  Landlord shall maintain property insurance insuring the Premises against loss due to causes typically insured against under “all risk” or “special causes of loss” policy forms, at a limit equal to the full insurable replacement cost of the Building, with coinsurance waived and permitting the insured to waive subrogation rights prior to loss.

8.2           Liability Insurance.  At its sole cost and expense, Landlord shall, commencing on the first day of the Term and continuing throughout the entire Term maintain for the benefit of Landlord, Landlord’s lender, if any, and Tenant as their interests may appear, a comprehensive commercial public liability insurance policy against such risks as are customarily insured against which arise out of Landlord’s activities relating to the Premises including liability for the acts of Landlord’s independent contractors with regard to any activities of such independent contractors.  Such insurance shall have a minimum limit of ten million dollars ($10,000,000) per occurrence for bodily injury and property damage combined.

8.3           Indemnity of Tenant by Landlord.  Landlord shall indemnify, defend and save Tenant, its affiliates, partners, shareholders, members, directors, officers, employees and agents harmless from and against all Claims arising or occurring, from and after the date of this Lease, out of (i) Landlord’s failure to comply with the terms and conditions set forth in this Lease

(except as otherwise provided in Section 5.2), (ii) any personal injury or death, damage to or destruction of the Premises, Tenant’s tenant improvements and Tenant’s personal property caused by the gross negligence or willful acts or omissions of Landlord or its representatives and/or (iii) any other Claim made by any affiliate, partner, member, director, officer, employee, visitor, invitee, licensee or lessee of Landlord against Tenant arising out of Landlord’s gross negligence or willful misconduct.

8.4                       Limitation on Tenant’s Claims.  Notwithstanding anything in this Lease to the contrary, if Tenant has any claim under this Lease against Landlord, for indemnity or otherwise, Tenant shall be required to bring such claim under another Joint Venture Document (as defined in the Master Agreement) and not under this Lease if such claim can be made under such other Joint Venture Document (notwithstanding that recovery under such claim may be subject to deductibles, caps or limitations on survival set forth therein); provided, however, that this limitation shall not apply to claims made by Tenant against Landlord for damage to buildings, improvements, fixtures and manufacturing tools and equipment.

ARTICLE 9

WAIVER OF SUBROGATION

Any other provisions of this Lease to the contrary notwithstanding, if (a) either party shall suffer any loss required to be insured against hereunder or (b) any portion of the Premises or Tenant’s trade fixtures, equipment or other personal property in the Premises shall be damaged or destroyed by fire, explosion or other casualty required to be insured against hereunder, whether or not such loss, damage or destruction is caused, or claimed to be caused, by the negligence or misconduct of Landlord or Tenant, or any of their respective managers, members, officers, employees, agents, contractors or invitees, neither Landlord, Tenant nor their respective insurance company(ies), shall have any right of action, by way of subrogation or otherwise, against Tenant or Landlord, or any of their respective managers, members, officers, employees, agents, contractors or invitees, arising from such damage or destruction, and each policy of insurance required pursuant to this Lease shall provide a waiver and release by the insurer of any such right.  Landlord and Tenant further agree that during or after Tenant’s occupancy of the Premises, each will indemnify and hold the other harmless from any claim against the other made by way of subrogation by Landlord’s or Tenant’s liability and property insurance carrier(s).

ARTICLE 10

ALTERATIONS

10.1                     Requirements.  Tenant may not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an “alteration”) without the prior written consent of Landlord, such consent not to be withheld if the alteration is commercially reasonable; provided, however, that Tenant may make any alterations necessary or desirable in order for the services to be provided under the Manufacturing Services Agreement.  Tenant agrees that each alteration shall be performed in a good and workmanlike manner, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building.  In addition, each alteration shall be performed in compliance with all Applicable Laws. Each alteration, whether temporary or permanent in character, made by

Landlord or Tenant in or upon the Premises shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant.  Tenant shall not be obligated to remove such alterations at the end of the Term.  Notwithstanding anything to the contrary contained in this Section 10.1, alterations do not include the Associated Assets (as defined in Section 20.1 below) that Tenant may remove as provided in Section 20.1.

10.2                     Covenant Against Liens.  Tenant shall not cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Building or the Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.  Tenant covenants and agrees not to suffer or permit any liens to be placed against the Building or the Premises as a result of work performed or materials supplied by or on behalf of Tenant and in case of any such lien attaching or claim thereof being asserted, Tenant covenants and agrees no later than forty-five (45) days from notice to Tenant of the filing thereof to (i) cause it to be released and removed of record, (ii) deliver to Landlord a surety bond in an amount sufficient to discharge the lien, or (iii) provide Landlord, with endorsements (satisfactory to Landlord) to Landlord’s title insurance policy insuring against the existence of or attempted enforcement of such lien.  In the event that such lien is not released, removed, or bonded or insured over within said forty-five (45) day period, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall, within ten (10) days following notice, either before or after such release and removal, pay or reimburse Landlord for all sums, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Landlord in connection with removal of such lien.

ARTICLE 11

CASUALTY

11.1                     Damage.  If the Premises, or so much thereof as to cause the Premises to be unusable in furtherance of the terms of the Manufacturing Services Agreement, are damaged by any casualty so as to cause the Premises to be uninhabitable, and the damage (exclusive of any property or improvements installed by Tenant in the Premises) can be repaired in Landlord’s reasonable judgment within one hundred eighty (180) days without the payment of an amount more than 120% of the amount of insurance proceeds, Tenant shall waive all rights to any insurance proceeds therefor in favor of Landlord, and Landlord shall repair such damage as soon as practicable and this Lease shall continue in full force and effect.  Landlord agrees to give Tenant written notice within sixty (60) days after the occurrence of any such damage or destruction indicating the anticipated time period of such restoration (the “Repair Estimate”).  If the Premises, or so much of thereof as to cause the Premises to be unusable in furtherance of the terms of the Manufacturing Services Agreement, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by Tenant in the Premises) cannot be repaired in Landlord’s reasonable judgment within one hundred eighty (180) days without the payment of an amount more than 120% of the amount of insurance proceeds, Landlord may give Tenant written notice within thirty (30) days after Landlord delivers to Tenant its Repair Estimate of Landlord’s intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.

11.2                     Insurance Proceeds Upon Termination.  If this Lease is terminated as permitted under Section 11.1, all insurance proceeds payable with respect to the damage giving rise to such right of termination shall be paid to Landlord or Landlord’s lender, if any.

ARTICLE 12

CONDEMNATION

12.1                     Notice.  Landlord and Tenant shall each notify the other if either party becomes aware that any portion of the Premises will be taken in condemnation proceedings or by exercise of any right of eminent domain (any such action being hereinafter referred to as a “Taking”), or if it becomes aware of the commencement of any proceedings which might result in a Taking.

12.2                     Taking.  In the event of the Taking of all or any portion of the Premises renders the Premises unsuitable for Tenant’s business objectives, Tenant, at its sole election, may terminate this Lease as of the date of such Taking.  In the event Tenant chooses not to terminate this Lease, the portion of the Premises so taken shall be excluded from the definition of the Premises hereunder, and this Lease shall continue in full force and effect as to the remainder of the Premises.

12.3                     Award.  Tenant shall be entitled to all condemnation awards granted on account of the Taking of all or any portion of the Premises.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

13.1                     No Landlord Assignment. Landlord shall not have the right to transfer, assign or convey, in whole or in part, the Land or the Building or any or all of its rights under this Lease; provided, however, that such prohibition shall not apply to (i) any transfer, assignment or conveyance by Landlord to an Affiliate (as defined in the Operating Agreement) of Landlord, (ii) any leases of any portion of the Land or the Building other than the Premises to any third party provided that such lease does not materially adversely affect the operation of the Tenant’s business at the Premises and is to a third party who is not manufacturing and is only providing services or supplies incidental to Landlord’s operations, or (iii) the granting of any mortgage, deed of trust, or similar encumbrances as security for indebtedness.  For purposes hereof, transfer, assign or convey shall not include any reorganization which simply results in a change in the state of incorporation and Micron continues to hold the Land and Building, any recapitalization in which Micron continues to hold the Land and Building or any merger or change of control of Landlord.

13.2                     No Tenant Assignment.  Tenant shall not have the right to transfer, assign or convey, in whole or in part, the Premise or any or all of its rights under this Lease; provided, however, that such prohibition shall not apply to any transfer, assignment or conveyance by Tenant to an Affiliate of Tenant.

ARTICLE 14

DEFAULT

14.1                     Tenant’s Default.  The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease:  (i) Tenant is in default under the terms of the Manufacturing Services Agreement; (ii) Tenant effects or attempts to effect a Transfer without Landlord’s consent; (iii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days after written notice thereof is given to Tenant (or immediately if the failure involves a hazardous or dangerous condition), provided that in the event such matter does not involve a hazardous or dangerous condition and cannot be reasonably cured within such thirty (30) day period despite Tenant’s diligent efforts then Tenant shall be permitted such reasonable time as reasonably required to cure such default, provided that Tenant has commenced such cure within the thirty (30) day period and diligently prosecutes such cure to completion; (iv) the leasehold interest of Tenant is levied upon or attached under process of law; or (v) any voluntary or involuntary proceedings are filed by or against Tenant under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

14.2                     Landlord’s Remedies.  In the event of a Tenant Default and Tenant fails to cure such Default within a commercially reasonable period of time after receipt of written notice from Landlord, Landlord shall have the right to cure such Default and thereafter be reimbursed by Tenant within thirty (30) days after receipt of an invoice together with appropriate backup documentation.  In the event a Tenant Default cannot be reasonably cured by Landlord and such Default materially adversely affects the Premises or the Building (a “Tenant Material Default”), Tenant agrees that Landlord shall be entitled to obtain specific performance and any other equitable remedy available by law.  Notwithstanding any Tenant Default or Tenant Material Default, Landlord shall not be entitled to terminate this Lease except as provided in Section 2.1(i), (ii), (iii) or (iv) above.

14.3                     Landlord’s Default and Tenant’s Remedies.  In the event that Landlord defaults under any provisions of this Lease and fails to cure such default within a commercially reasonable period of time after receipt of written notice from Tenant, in addition to any and all remedies that Tenant may have at law or equity, including without limitation specific performance, Tenant shall have the right to cure such default and thereafter be reimbursed by Landlord within thirty (30) days after receipt of an invoice together with appropriate backup documentation.  In the event of a Landlord Event of Default (as defined in Section 13.2 of the Operating Agreement), Tenant shall also have the rights and remedies specified in Article 13 of the Operating Agreement.

14.4                     No Other Remedies.  The remedies of each party shall only be as provided in Section 14.2 and 14.3 hereof and neither party shall be entitled to any other right or remedy otherwise available to such party.

ARTICLE 15

NOTICES

Any notice, summons or other process of notification to be served under the Lease or in connection with any proceeding or action arising out of this Lease or the tenancy created thereby shall be provided to the addresses and in the manner as set forth in the Manufacturing Services Agreement.

ARTICLE 16

REAL ESTATE BROKERS

Tenant warrants and represents to Landlord that no commission, fee or other compensation is or will become due and payable to any real estate broker, salesman, consultant, finder or agent it has hired as a result of the creation of this Lease or any transaction described in this Lease.  Landlord warrants and represents to Tenant that no commission, fee or other compensation is or will become due and payable to any real estate broker, salesman, consultant, finder or agent it has hired as a result of the creation of this Lease or any transaction described in this Lease.

ARTICLE 17

NO WAIVER

No waiver of any condition or covenant of this Lease or of the breach of any such covenant or condition shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition or to justify the non-observance on any other occasion of the same or of any other covenant or condition hereof.

ARTICLE 18

ESTOPPEL CERTIFICATES

Tenant agrees that, from time to time upon not less than twenty (20) days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying:  (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) whether Tenant is in possession of the Premises, if that is the case; (iii) that to Tenant’s knowledge Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (iv) that to Tenant’s knowledge Tenant is not in default under this Lease; (v) that Landlord is not obligated to perform any tenant improvement work in the Premises, (vi) that to Tenant’s knowledge Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vii) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building, the Premises, or any portion thereof.

ARTICLE 19

SUBORDINATION

This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Land or the Building. The foregoing provision is declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure or transfer, as the case may be, to execute such reasonable subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the reasonable form customarily used by such party.  Notwithstanding anything to the contrary contained herein, Tenant’s agreement to subordinate this Lease shall not be effective unless and until the mortgagee, beneficiary or lessor, as the case may be, shall execute and deliver to Tenant a commercially reasonable non-disturbance agreement providing, among other things, that if any mortgage is foreclosed (or if the Land or the Building is transferred in lieu of foreclosure), such mortgagee or purchaser shall agree to accept this Lease and not disturb Tenant’s occupancy (so long as Tenant is not in default hereunder beyond all applicable notice and cure periods).

ARTICLE 20

SURRENDER; [***]; ACQUISITION

20.1                     Surrender.  Upon termination of the Term for any reason, (i) Tenant shall return the Premises to Landlord broom clean, in good order and condition, ordinary wear and tear excepted, in compliance with all Applicable Laws; provided, however, that Tenant shall not be responsible to remove any residue or other materials within pipes, ducts, utilities and treatment facilities within the Building.  In the event that Landlord does not exercise the Micron [***] Purchase Option (as defined in the Operating Agreement) to purchase [***] owned by Tenant, Tenant and its members shall, subject to Section 20.2 below, have the right for a period of up to sixty (60) days after the expiration of the Micron [***] Purchase Option, to remove all or any portion of [***].  Tenant shall not be obligated to [***] at the end of the Term.

20.2                     Repair.  In the event that Tenant shall damage the Building in connection with the removal of any Associated Assets owned by Tenant, Tenant shall, at its expense, repair such damage to return the Building to its former condition, reasonable wear and tear excepted.

ARTICLE 21

APPLICABLE LAW AND CONSTRUCTION

21.1                     Governing Law.  This Lease shall be governed by the laws of the State of Delaware as to all matters other than those matters pertaining to real property which are customarily governed by the laws of the State where the Premises is located.

21.2                     Independent Provisions.  Any provision of this Lease which is contrary to a law, which the parties cannot legally waive or contract against (such, for example, as labor laws and anti-trust laws) is and shall be void and not binding on either party hereto; provided, however, that the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision of this Lease.

ARTICLE 22

QUIET ENJOYMENT

Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the continuance hereof have peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person or persons lawfully claiming the Premises.

ARTICLE 23

SUCCESSORS AND ASSIGNS

The terms, conditions and agreements of this Lease and all rights and obligations herein given to or imposed upon the parties hereto shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.  No rights, however, shall inure to the benefit of any assignee of a Party unless the assignment to such assignee has been approved (if required) by the other Party.

ARTICLE 24

MISCELLANEOUS

24.1                     Execution and Delivery.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.

24.2                     Memorandum of Lease.  This Lease shall not be recorded, either independently or as an exhibit, schedule, annex, or addendum to any other document.  However, a Memorandum of Lease, in substantially the form attached hereto as Exhibit D, shall be executed, acknowledged and delivered for recording by both parties.  The cost of such recording shall be divided equally between the parties.

24.3                     Captions.  The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

24.4                     Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Lease shall be brought in a state or federal court located in Delaware and each of the parties to this Lease hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Laws, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

24.5                     Due Authority.  The individuals executing this Lease represent and warrant to each party that they have full right, power and authority to execute this Lease on behalf of such party.

24.6                     Only Landlord/Tenant Relationship.  Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto or any other relationship, other than the relationship of Landlord and Tenant.

24.7                     Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.8                     Construction.  Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise.  Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Lease as a whole and not to a particular section.  Whenever the word “including” is used in this Lease, it shall be deemed to mean “including without limitation,” “including, but not limited to” or other words of similar import such that the items following the word “including” shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.  References to Sections and Exhibits in this Lease are references to Sections of, and Exhibits to, this Lease unless otherwise indicated.

24.9                     Entire Agreement.  This Lease, the Master Agreement, the Manufacturing Services Agreement, and the Operating Agreement sets forth all of the covenants, promises, agreements, conditions, and understandings of the parties hereto with respect to the Premises.  No alteration, modification, amendment, change or addition to this Lease shall be effective unless the same shall be reduced to writing and signed by both parties hereto.

24.10                   Time is of the Essence.  Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

24.11                   Confidentiality.  Landlord and Tenant shall abide by the terms of that certain Mutual Confidentiality Agreement among Landlord, Tenant and Intel dated as of the Effective Date of the Operating Agreement, and as may be amended or replaced from time to time (the “Confidentiality Agreement”), which agreement is incorporated herein by reference.  Landlord and Tenant agree that the Confidentiality Agreement shall govern the confidentiality, non-disclosure and non-use obligations between the parties respecting the information provided or disclosed pursuant to this Lease.  If the Confidentiality Agreement is terminated or expires and is not replaced, such Confidentiality Agreement shall continue with respect to confidential information provided in connection with this Lease, notwithstanding such expiration or termination, for the duration of the Term of this Lease or until a new Confidentiality Agreement is entered into between the Landlord and Tenant.  To the extent there is a conflict between this Lease and the Confidentiality Agreement, the terms of this Lease shall control.  This Lease and its terms shall be deemed “Confidential Information” under the Confidentiality Agreement.

24.12                   Damages Limitation.  EXCEPT AS PROVIDED BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER INDIRECT DAMAGES OR ANY PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, AND EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, SUCH LIMITATION SHALL NOT APPLY TO EITHER PARTY’S BREACH OF SECTION 24.11.  EACH PARTY SHALL HAVE A DUTY TO USE COMMERCIALLY REASONABLE EFFORTS TO MITIGATE DAMAGES FOR WHICH THE OTHER PARTY IS RESPONSIBLE.

24.13                   Indemnification Procedures.

(a)           If any person who or which is entitled to seek indemnification under this Lease (an “Indemnified Party”) obtains knowledge of, or receives notice of, any Claim against the person against whom or which such indemnification is being sought hereunder (an “Indemnifying Party”), the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) days after knowledge or notice of such Claim.  Such notice by the Indemnified Party will describe the Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the damages that have been or may be sustained by the Indemnified Party.  The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

(b)           If, within ten (10) days after giving notice of a Claim to an Indemnifying Party pursuant to Section 24.13(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Claim as provided in the last sentence of Section 24.13(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Claim within ten (10) days after receiving written notice from the Indemnified Party that the Indemnified Party believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all damages relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith and the Indemnified Party may employ separate counsel, and the Indemnifying Party will bear the expenses of such separate counsel, if in the written opinion of counsel to the Indemnified Party use of counsel of the Indemnifying Party’s choice would be expected to give rise to a conflict of interest.  Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Claim that would lead to loss, liability or create any financial or other obligation on the part of any Indemnified Party for which such Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to any Indemnified Party, or does not include an unconditional release of all Indemnified Parties.

(c)           A failure to give timely notice or to include any specified information in any notice as provided in Sections 24.13(a) or (b) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party that was entitled to receive such notice was materially prejudiced as a result of such failure

(d)           Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that, for the purposes of this section, in no event shall the actions or omissions of Landlord pursuant to the Manufacturing Services Agreement be deemed acts or omissions of Tenant.

24.14                   Force Majeure.  The parties shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by a Force Majeure Event.  A Force Majeure Event shall operate to excuse a failure to perform an obligation hereunder only for the period of time during which the Force Majeure Event renders performance impossible or infeasible and only if the party asserting Force Majeure as an excuse for its failure to perform has provided written notice to the other party specifying the obligation to be excused and describing the events or conditions constituting the Force Majeure Event.  As used herein, “Force Majeure Event” means the occurrence of an event or circumstance beyond the reasonable control of the party failing to perform, including, without limitation, (a) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God; (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; (c) acts of federal, state, local or foreign governmental authorities or courts; (d) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful; (e) failures or fluctuations in electrical power or telecommunications service or equipment; and (f) delays caused by the other party’s nonperformance hereunder.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the day and year first above written.

MICRON TECHNOLOGY, INC.

By:	/s/ STEVEN R. APPLETON
Name: Steven R. Appleton
Title: Chief Executive Officer and President

IM FLASH TECHNOLOGIES, LLC

By:	/s/ DAVID A. BAGLEE
Name: David A. Baglee
Title: Authorized Officer

By:	/s/ RODNEY MORGAN
Name: Rodney Morgan
Title: Authorized Officer

THIS IS THE SIGNATURE PAGE FOR THE MTV LEASE AGREEMENT

ENTERED INTO BY AND BETWEEN MICRON TECHNOLOGY, INC. AND

IM FLASH TECHNOLOGIES, LLC

Exhibit A

Legal Description of Land

All of that certain lot, piece or parcel of land lying, being and situate in the City of Manassas, Virginia, being more particularly described as follows:

Parcel “B”, consisting of 123.5353 acres, more or less, a Subdivision of the Property of International Business Machines Corporation, as the same is shown on a plat attached to the Deed of Subdivision recorded in Deed Book 2119 at page 1774 among the land records of Prince William County, Virginia.

LESS AND EXCEPT the “overhead industrial waste discharge lines” and associated fixtures attached thereto, as shown on the plat dated December 13, 1995, made by Ross, France & Ratliff, Ltd. entitled “Composite Plat Showing Overhead Industrial Waste Discharge Lines Parcel B”, a copy of which plat is attached to and recorded with a deed dated December 11, 1995 and recorded in Deed Book 2297 at page 1711, said plat recorded in Map Drawer 170 at page 121.

ALSO LESS AND EXCEPT 0.1190 acres, more or less, dedicated for public use for street purposes and conveyed to the City of Manassas by Deed of Dedication and Deed of Easement recorded in Deed Book 2333 at page 1035.

AND BEING a portion of the same property which was conveyed to Dominion Semiconductor L.L.C., a Virginia limited liability company, by Special Warranty Deed from Virginia LLC Holding, Inc., a Virginia corporation, dated February 5, 1996 and recorded February 7, 1996 in Deed Book 2309 at page 1638 in the Clerk’s Office of the Circuit Court of Prince William County, Virginia.

TOGETHER WITH those certain permanent, non-exclusive easements for ingress and egress over and across Parcel A, which parcel is shown on plat attached to Deed of Subdivision recorded in Deed Book 2119 at page 1774, as more particularly set forth in Reciprocal Ingress and Egress Access Easements and Agreement of Indemnification by Dominion recorded in the aforesaid Clerk’s Office on December 26, 2001 as Instrument No. 200112260137848.

FURTHER TOGETHER WITH that certain permanent, non-exclusive domestic sanitary sewer easement and right-of-way thereto across said Parcel A, as more particularly set forth in Domestic Sanitary Sewer Easement recorded in the aforesaid Clerk’s Office on December 26, 2001 as Instrument No. 200112260137840.

FURTHER TOGETHER WITH that certain permanent, non-exclusive sixty-five (65) ft. wide easement and right-of-way for the transmission of domestic water supply, fire system water supply and sanitary sewer flows by underground pipelines, and the transmission of industrial chemicals and utility services by overhead trestle over said Parcel A, as more particularly set forth in Building 130 Utility, Chemical Transmission and Access Easement and Agreement of

Indemnification by Dominion recorded in the aforesaid Clerk’s Office on December 26, 2001 as Instrument No. 200112260137846.

FURTHER TOGETHER WITH that certain permanent, non-exclusive fire protection water supply line and maintenance easement and right-of-way thereto across said Parcel A as more particularly set forth in Fire Protection Water Supply Line and Maintenance Easement recorded in the aforesaid Clerk’s Office on December 26, 2001 as Instrument No. 200112260137852.

FURTHER TOGETHER WITH that certain permanent, non-exclusive easement for ingress and egress to and from the public road, i.e., Godwin Drive (Virginia State Route 661) over and across said Parcel A as more particularly set forth in Ingress and Egress Access Easement recorded in the aforesaid Clerk’s Office on December 26, 2001 as Instrument No. 200112260137856.

BEING the same property conveyed to Micron Technology, Inc., a Delaware corporation, by Special Warranty Deed from Dominion Semiconductor L.L.C., a Virginia limited liability company, dated April 22, 2002 and recorded April 22, 2002 among the land records of Prince William County, Virginia as Instrument No. 200204220051249, recorded April 26, 2002 as Instrument No. 200204260053995.

Exhibit B

Depiction of the Premises

[Picture Showing Premises]

Exhibit C

Scope of Work

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[***]	[***]	[***]
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Exhibit D

Memorandum of Lease

When recorded, return to:

Jones Waldo Holbrook & McDonough, P.C.

170 S. Main Street, Suite 1500

Salt Lake City, Utah  84101-1622

Attn:  Glen D. Watkins

Space above for recorder’s use

DEED OF LEASE

This Deed of Lease is dated as of January 6, 2006, by and between IM Flash Technologies, LLC, a Delaware limited liability company with an address at 1550 East 3400 North, Lehi, Utah 84043 (“Tenant”) and Micron Technology, Inc., a Delaware corporation with an address at 8000 S. Federal Way, Mail Stop 1-507, Boise, ID  83716 (“Landlord”).

1.   For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid and exchanged between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord, a designated portion (as shown on Exhibit A) of a certain building located at 9600 Godwin Drive, Manassas, Virginia, 20110 (the “Building”), on property more particularly described on Exhibit B attached hereto (the “Land”), pursuant to a certain MTV Lease Agreement dated as of even date herewith between Landlord and Tenant (the “Lease”).  Under the Lease and in accordance with its terms, Tenant has the nonexclusive right to use the Common Areas (as defined therein) that are located within the Building and on the Land.

2.   The term of the Lease commenced on the date hereof and expires, unless sooner terminated as set forth in the Lease, on the tenth anniversary of the date hereof; provided, however, that the term shall automatically extend for a period coterminous with any Renewal Term as defined in that certain Operating Agreement dated January 6, 2006 between Micron and Intel (the “Term”).

3.   Landlord and Tenant execute this Deed of Lease for purposes of recordation and notice of the Lease and do not intend to change any provision of the Lease.

NOTE TO RECORDER:  THIS INSTRUMENT IS EXEMPT FROM THE STATE OF VIRGINIA RECORDATION TAX (AS IMPOSED BY § 58.1-801 OF THE VIRGINIA CODE) PURSUANT TO § 58.1-811A(10) OF THE VIRGINIA CODE SINCE THIS INSTRUMENT EVIDENCES A CONVEYANCE TO A LIMITED LIABILITY COMPANY WHERE THE

GRANTOR (LANDLORD) IS ENTITLED TO RECEIVE NOT LESS THAN 50% OF THE PROFITS AND SURPLUS OF SUCH LIMITED LIABILITY COMPANY.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease as of the date first above written.

Micron Technology, Inc.

By:
Name:
Title:

IM Flash Technologies, LLC

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

Acknowledged before me a Notary Public in and for the aforementioned County and State this       day of January, 2006 by                                 the                                 of Micron Technology, Inc., a Delaware corporation, on behalf of such corporation.

Notary Public

STATE OF	)
) SS.
COUNTY OF	)

Acknowledged before me a Notary Public in and for the aforementioned County and State this       day of January, 2006 by                                 the                                 of IM Flash Technologies, LLC, a Delaware limited liability company, on behalf of such company.

Notary Public